PRESS RELEASE

Southwall Technologies, Inc.

3975 East Bayshore Road

Palo Alto, CA 94303

Phone: (650) 962-9111

Fax: (650) 967-8713

Contacts:

Thomas G. Hood, President and CEO

thood@southwall.com

Maury Austin, Vice President and CFO

maustin@southwall.com

For Immediate Release

SOUTHWALL TECHNOLOGIES RAISES $4.5 MILLION IN CONVERTIBLE DEBT AND REACHES AGREEMENTS WITH MAJOR CREDITORS

PALO ALTO, CA - February 24, 2004 - Southwall Technologies Inc. (Nasdaq:SWTX), a global developer, manufacturer and marketer of thin-film coatings for the electronic display, automotive glass and architectural markets, today announced that it has raised $4.5 million in convertible debt funding under an amended and restated agreement with a group of investors led by Needham Capital Partners. At the option of the investors, the secured convertible debt can be converted into 4,500,000 shares of preferred stock. Other terms remain generally unchanged as the total bank guarantee and secured debt financing package provides up to $7.5 million in funding for Southwall. As a condition to receiving funding under the December 18th agreement, Southwall had to reach satisfactory agreements with its major creditors. Under the terms of the revised creditor agreements Southwall restructured its payment obligations, which is expected to result in a cash outlay reduction of over $6 million in 2004.

"We are very pleased to have secured additional funding and reached agreements with several of our largest creditors," said Thomas G. Hood, Southwall's president and chief executive officer. "The restructuring of these financial obligations with our creditors is expected to substantially improve Southwall's cash situation and is an indication of the significant progress we are making in putting Southwall back on solid financial ground. These agreements, along with the financial benefits from our workforce reduction and consolidation of our U.S. operations, should allow the company to successfully rebuild in 2004."

For a complete description of the amended investment agreement, please refer to Southwall's Form 8-K which is expected to be filed with the Securities and Exchange Commission on Wednesday February 25, 2004. The descriptions of those documents in this press release are qualified in their entirety by reference to the actual documents.

About Southwall Technologies Inc.

Southwall Technologies Inc., designs and produces thin film coatings that selectively absorb, reflect or transmit light. Southwall products are used in a number of automotive, electronic display and architectural glass products to enhance optical and thermal performance characteristics, improve user comfort and reduce energy costs. Southwall is an ISO 9001:2000-certified manufacturer and exports advanced thin film coatings to over 25 countries around the world. Southwall's customers include Audi, BMW, DaimlerChrysler, Hewlett-Packard, Mitsubishi Electric, Mitsui Chemicals, Peugeot~~-~~Citroën, Pilkington, Renault, Saint-Gobain Sekurit, and Volvo.

About Needham & Company

Needham & Company, Inc., a leading U.S. investment banking, securities and asset management firm focused primarily on serving emerging growth industries and their investors. Further information is available at www.needhamco.com.

About Dolphin Asset Management

Dolphin Asset Management Corp. is a New York-based asset management firm investing exclusively in micro-cap opportunities.

This press release may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the company's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements in this press release are based on information available to the company on the date hereof, and the company assumes no obligation to update any such forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presented, specifically that the guarantees and the proceeds from the stock sales described herein will not be sufficient to allow Southwall to meet its obligations or otherwise remain liquid; that the company will default under its credit facility or under agreements with Needham or Dolphin; that the company will not receive an exemption from the Nasdaq National Market stockholder approval requirements; that Southwall's common stock may be voluntarily or involuntarily removed from listing on the Nasdaq National Market; that the company's circumstances will trigger defaults under one or more of its borrowing arrangements; and that the transactions contemplated in this release will have a material adverse effect on the trading price of Southwall's common stock, as well as risks associated with the company's failure to meet covenants under credit facilities and strains on its liquidity. Further risks are detailed in the company's filings with the Securities and Exchange Commission, including those set forth in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 31, 2003; its Quarterly Report on Form 10-Q for the quarter ended September 28, 2003, filed on November 17, 2003, as amended by its Quarterly Report Form 10-Q/A, filed on November 19, 2003; its Current Reports on Form 8-K, filed on December 9, 2003, December 16, 2003 and December 23, 2003, respectively; and its Current Report on Form 8-K filed on January 9, 2004 and January 29, 2004 and on or about February 25, 2004.

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